SUB-ADVISORY AGREEMENT

                       TOUCHSTONE THIRD AVENUE VALUE FUND
                        TOUCHSTONE VARIABLE SERIES TRUST

     This SUB-ADVISORY AGREEMENT is made as of April 28, 2003, by and between TOUCHSTONE ADVISORS, INC., an Ohio corporation (the "Advisor"), and THIRD AVENUE MANAGEMENT LLC, a Delaware Limited Liability Company (the "Sub-Advisor").

     WHEREAS, the Advisor is an investment advisor registered under the Investment Advisers Act of 1940, as amended, and has been retained by Touchstone Variable Series Trust (the "Trust"), a Massachusetts business trust organized pursuant to a Declaration of Trust dated February 7, 1994 and registered as an open-end diversified management investment company under the Investment Company Act of 1940 (the "1940 Act"), to provide investment advisory services with respect to certain assets of the Touchstone Third Avenue Value Fund (the "Fund"); and

     WHEREAS, the Sub-Advisor also is an investment advisor registered under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Advisor desires to retain the Sub-Advisor to furnish it with portfolio management services in connection with the Advisor's investment advisory activities on behalf of the Fund, and the Sub-Advisor is willing to furnish such services to the Advisor and the Fund;

     NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

     1. EMPLOYMENT OF THE SUB-ADVISOR. In accordance with and subject to the Investment Advisory Agreement between the Trust and the Advisor, attached hereto as Exhibit A (the "Advisory Agreement"), the Advisor hereby appoints the Sub-Advisor to manage the investment and reinvestment of that portion of the assets of the Fund allocated to it by the Advisor (which portion, until changed by the Advisor by not less than ten days prior written notice, shall be 100% of the total assets of the Fund) (the said portion, as it may be changed from time to time, being herein called the "Fund Assets"), subject to the control and direction of the Advisor and the Trust's Board of Trustees, for the period and on the terms hereinafter set forth. The Sub-Advisor hereby accepts such employment and agrees during such period to render the services and to perform the duties called for by this Agreement for the compensation herein provided. The Sub-Advisor shall at all times maintain its registration as an investment advisor under the Investment Advisers Act of 1940 and shall otherwise comply in all material respects with all applicable laws and regulations, both state and federal. The Sub-Advisor shall for all purposes herein be deemed an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust or the Fund.

     2. DUTIES OF THE SUB-ADVISOR. The Sub-Advisor will provide the following services and undertake the following duties:

          a. The Sub-Advisor will manage the investment and reinvestment of the assets of the Fund, subject to and in accordance with the investment objectives, policies and restrictions of the Fund and any directions which the Advisor or the Trust's Board of Trustees may give from time to time with respect to the Fund. In furtherance of the foregoing, the Sub-Advisor will make all determinations with respect to the investment of the Fund Assets and the purchase and sale of portfolio securities and shall take such steps as may be necessary or advisable to implement the same. The Sub-Advisor also will determine the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the portfolio securities will be exercised. The Sub-Advisor will render regular reports to the Trust's Board of Trustees and to the Advisor (or such other advisor or advisors as the Advisor shall engage to assist it in the evaluation of the performance and activities of the Sub-Advisor). Such reports shall be made in such form and manner and with respect to such matters regarding the Fund and the Sub-Advisor as the Trust or the Advisor shall from time to time request upon reasonable advance written notice; provided, however, that in the absence of extraordinary circumstances, the individual primarily responsible for management of Fund Assets for the Sub-Advisor will not be required to attend in person more than one meeting per year with the trustees of the Trust.

          b. The Sub-Advisor shall provide support to the Advisor with respect to the marketing of the Fund, including but not limited to: (i) permission to use the Sub-Advisor's name as provided in Section 5, (ii) permission to use the past performance and investment history of the Sub-Advisor with respect to a composite of other funds managed by the Sub-Advisor that are comparable, in investment objective and composition, to the Fund, (iii) access to the individual(s) responsible for day-to-day management of the Fund for marketing conferences, teleconferences and other activities involving the promotion of the Fund, subject to the reasonable request of the Advisor, (iv) permission to use biographical and historical data of the Sub-Advisor and individual manager(s), and (v) permission to use the names of those clients pre-approved by the Sub-Advisor to which the Sub-Advisor provides investment management services, subject to receipt of the consent of such clients to the use of their names.

          c. The Sub-Advisor will, in the name of the Fund, place orders for the execution of all portfolio transactions in accordance with the policies with respect thereto set forth in the Trust's registration statements under the 1940 Act and the Securities Act of 1933, as such registration statements may be in effect from time to time. In connection with the placement of orders for the execution of portfolio transactions, the Sub-Advisor will create and maintain all necessary brokerage records of the Fund in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act. All records shall be the property of the Trust and shall be available for inspection and use by the Securities and Exchange Commission (the "SEC"), the Trust or any person retained by the Trust. Where applicable, such records shall be maintained by the Advisor for the periods and in the places required by Rule 31a-2 under the 1940 Act. When placing orders with brokers and dealers, the Sub-Advisor's primary objective shall be to obtain the most favorable price and execution available for the Fund, and in placing such orders the Sub-Advisor may consider a number of factors, including, without limitation, the overall direct net economic result to the Fund (including commissions, which may not be the lowest available but ordinarily should not be higher than the generally prevailing competitive range), the financial strength and stability of the broker, the efficiency with which the transaction will be effected, the ability to effect the transaction at all where a large block is involved and the availability of the broker or dealer to stand ready to execute possibly difficult transactions in the future. The Sub-Advisor is specifically authorized, to the extent authorized by law (including, without limitation, Section 28(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), to pay a broker or dealer who provides research services to the Sub-Advisor an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting such transaction, in recognition of such additional research services rendered by the broker or dealer, but only if the Sub-Advisor determines in good faith that the excess commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of the particular transaction or the Sub-Advisor's overall responsibilities with respect to discretionary accounts that it manages, and that the Fund derives or will derive a reasonably significant benefit from such research services. The Sub-Advisor will present a written report to the Board of Trustees of the Trust, at least quarterly, indicating total brokerage expenses, actual or imputed, as well as the services obtained in consideration for such expenses, broken down by broker-dealer and containing such information as the Board of Trustees reasonably shall request upon reasonable advance written notice.

          d. In the event of any reorganization or other change in the Sub-Advisor, its investment principals, supervisors or members of its investment (or comparable) committee, the Sub-Advisor shall give the Advisor and the Trust's Board of Trustees written notice of such reorganization or change within a reasonable time (but not later than 30 days) after such reorganization or change.

          e. The Sub-Advisor will bear its expenses of providing services to the Fund pursuant to this Agreement except such expenses as are undertaken by the Advisor or the Trust.

          f. The Sub-Advisor will manage the Fund Assets and the investment and reinvestment of such assets so as to comply with the provisions of the 1940 Act and with Subchapter M of the Internal Revenue Code of 1986, as amended.

     3. COMPENSATION OF THE SUB-ADVISOR.

          a. As compensation for the services to be rendered and duties undertaken hereunder by the Sub-Advisor, the Advisor will pay to the Sub-Advisor a monthly fee equal on an annual basis to 0.50% of the average daily net Fund Assets. Such fee shall be computed and accrued daily. If the Sub-Advisor serves in such capacity for less than the whole of any period specified in this Section 3a, the compensation to the Sub-Advisor shall be prorated. For purposes of calculating the Sub-Advisor's fee, the daily value of the Fund Assets shall be computed by the same method as the Trust uses to compute the net asset value of the Fund for purposes of purchases and redemptions of shares thereof.

          b. The Sub-Advisor reserves the right to waive all or a part of its fees hereunder.

     4. ACTIVITIES OF THE SUB-ADVISOR. It is understood that the Sub-Advisor may perform investment advisory services for various other clients, including other investment companies. The Sub-Advisor will report to the Board of Trustees of the Trust (at regular quarterly meetings and at such other times as such Board of Trustees reasonably shall request, subject to the limitation on personal attendance at such meetings set forth in Section 2a) (i) the financial condition and prospects of the Sub-Advisor, (ii) the nature and amount of transactions affecting the Fund that involve the Sub-Advisor and affiliates of the Sub-Advisor, (iii) information regarding any potential conflicts of interest arising by reason of its continuing provision of advisory services to the Fund and to its other accounts, and (iv) such other information as the Board of Trustees shall reasonably request regarding the Fund, the Fund's performance, the services provided by the Sub-Advisor to the Fund as compared to its other accounts and the plans of, and the capability of, the Sub-Advisor with respect to providing future services to the Fund and its other accounts. The Sub-Advisor agrees to submit to the Trust a statement defining its policies with respect to the allocation of business among the Fund and its other clients.

     It is understood that the Sub-Advisor may become interested in the Trust as a shareholder or otherwise.

     The Sub-Advisor has supplied to the Advisor and the Trust copies of its Form ADV with all exhibits and attachments thereto and will hereafter supply to the Advisor, promptly upon the preparation thereof, copies of all amendments or restatements of such document.

     5. USE OF NAMES. Neither the Advisor nor the Trust shall use the name of the Sub-Advisor in any prospectus, sales literature or other material relating to the Advisor or the Trust in any manner not approved in advance by the Sub-Advisor; provided, however, that the Sub-Advisor will approve all uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission; and provided further, that in no event shall such approval be unreasonably withheld. The Sub-Advisor shall not use the name of the Advisor or the Trust in any material relating to the Sub-Advisor in any manner not approved in advance by the Advisor or the Trust, as the case may be; provided, however, that the Advisor and the Trust shall each approve all uses of their respective names which merely refer in accurate terms to the appointment of the Sub-Advisor hereunder or which are required by the SEC or a state securities commission; and, provided further, that in no event shall such approval be unreasonably withheld.

     6. LIMITATION OF LIABILITY OF THE SUB-ADVISOR. Absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Sub-Advisor, the Sub-Advisor shall not be subject to liability to the Advisor, the Trust or to any shareholder in the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security. As used in this Section 6, the term "Sub-Advisor" shall include the Sub-Advisor and/or any of its affiliates and the directors, officers and employees of the Sub-Advisor and/or any of its affiliates.

     7. LIMITATION OF TRUST'S LIABILITY. The Sub-Advisor acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Declaration of Trust. The Sub-Advisor agrees that (i) the Trust's obligations to the Sub-Advisor under this Agreement (or indirectly under the Advisory Agreement) shall be limited in any event to the assets of the Fund and (ii) the Sub-Advisor shall not seek satisfaction of any such obligation from the holders of shares of the Fund nor from any Trustee, officer, employee or agent of the Trust.

     8. FORCE MAJEURE. The Sub-Advisor shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, the Sub-Advisor shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

     9. RENEWAL, TERMINATION AND AMENDMENT.

          a. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, until December 31, 2004; and it shall continue thereafter provided that such continuance is specifically approved by the parties and, in addition, at least annually by (i) the vote of the holders of a majority of the outstanding voting securities (as herein defined) of the Fund or by vote of a majority of the Trust's Board of Trustees and (ii) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of either the Advisor or the Sub-Advisor, cast in person at a meeting called for the purpose of voting on such approval.

          b. This Agreement may be terminated at any time, without payment of any penalty, (i) by the Advisor, by the Trust's Board of Trustees or by a vote of the majority of the outstanding voting securities of the Fund, in any such case upon not less than 60 days' prior written notice to the Sub-Advisor and (ii) by the Sub-Advisor upon not less than 60 days' prior written notice to the Advisor and the Trust. This Agreement shall terminate automatically in the event of its assignment.

          c. This Agreement may be amended at any time by mutual consent in writing by the parties hereto, subject to approval by the Trust's Board of Trustees and, if required by applicable SEC rules and regulations, a vote of the majority of the outstanding voting securities of the Fund affected by such change.

          d. The terms "assignment," "interested persons" and "majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act.

     10. SEVERABILITY. If any provision of this Agreement shall become or shall be found to be invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     11. NOTICE. Any notices under this Agreement shall be in writing addressed and delivered personally (or by telecopy) or mailed postage-paid, to the other party at such address as such other party may designate in accordance with this paragraph for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and that of the Advisor shall be:

                  Touchstone Advisors, Inc.
                  ATTN: Michael S. Spangler
                  221 East Fourth Street
                  Suite 300
                  Cincinnati, OH 45202

The address of the sub-advisor shall be:

                  Third Avenue Management LLC
                  ATTN:  General Counsel
                  622 Third Avenue, 32nd Floor
                  New York, NY 10017

     12. MISCELLANEOUS. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Ohio. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     13. REPORTS. The Advisor and the Sub-Advisor agree to furnish to each other, if applicable, current prospectuses, statements of additional information, supplements, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.


                                        TOUCHSTONE ADVISORS, INC.
Attest:

/s/ Marilyn Schwartz                    BY /s/ Michael S. Spangler
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                                           Michael S. Spangler
Name: Marilyn Schwartz                     Vice President
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Title: Executive Assistant
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                                        THIRD AVENUE MANAGEMENT LLC
Attest:

/s/ Sarah S. Richards                   BY /s/ David M. Barse
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Name: Sarah S. Richards                 Name: David M. Barse
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Title: Associate General Counsel        Title:  President and CEO
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